Exhibit 99.1

STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On February 27, 2017, Stone Energy Corporation (“Stone”) completed the sale of approximately 86,000 net acres in the Appalachian regions of Pennsylvania and West Virginia (collectively, the “Properties”) to EQT Corporation, through its wholly owned subsidiary EQT Production Company. Additional details of the sale are described in the notes to these financial statements.

The accompanying unaudited pro forma consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016 (the “Pro Forma Statements”), which have been prepared by Stone’s management, have been derived from the historical audited consolidated financial statements of Stone included in the Annual Report on Form 10-K for the year ended December 31, 2016.

The unaudited pro forma consolidated balance sheet was prepared assuming the sale of the Properties, including purchase price adjustments to date, occurred on December 31, 2016. The unaudited pro forma consolidated statement of operations was prepared assuming the sale of the Properties, including purchase price adjustments to date, occurred on January 1, 2016.

The Pro Forma Statements are presented for illustrative purposes only and do not indicate the results of operations or financial position of Stone had the transaction been in effect on the dates or for the periods indicated, or the results of operations or financial position of Stone for any future periods. The Pro Forma Statements should be read in conjunction with Stone’s Annual Report on Form 10-K for the year ended December 31, 2016.

STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2016
(In thousands of dollars)

Assets	Historical	Pro Forma Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$190,581	$515,384	(a)	$705,965
Accounts receivable	48,464			48,464
Current income tax receivable	26,086			26,086
Other current assets	10,151			10,151
Total current assets	275,282	515,384		790,666
Oil and gas properties, full cost method of accounting:
Proved, net	437,794	(178,153)	(b)	259,641
Unevaluated	373,720	(125,915)	(b)	247,805
Other property and equipment, net	26,213			26,213
Other assets, net	26,474			26,474
Total assets	$1,139,483	$211,316		$1,350,799

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable to vendors	$19,981			$19,981
Undistributed oil and gas proceeds	15,073			15,073
Accrued interest	809			809
Asset retirement obligations	88,000			88,000
Current portion of long-term debt	408			408
Other current liabilities	18,602			18,602
Total current liabilities	142,873	—		142,873
Long-term debt	352,376			352,376
Asset retirement obligations	154,019	(8,410)	(c)	145,609
Other long-term liabilities	17,315			17,315
Total liabilities not subject to compromise	666,583	(8,410)		658,173
Liabilities subject to compromise	1,110,182			1,110,182
Total liabilities	1,776,765	(8,410)		1,768,355

Stockholders’ equity:
Common stock	56			56
Treasury stock	(860)			(860)
Additional paid-in capital	1,659,731			1,659,731
Accumulated deficit	(2,296,209)	219,726	(d)	(2,076,483)
Total stockholders’ equity	(637,282)	219,726		(417,556)
Total liabilities and stockholders’ equity	$1,139,483	$211,316		$1,350,799

See accompanying notes to the unaudited pro forma consolidated financial statements.

STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Operating revenue:
Oil production	$281,246	$(9,268)	(a)	$271,978
Natural gas production	64,601	(25,276)	(a)	39,325
Natural gas liquids production	28,888	(22,142)	(a)	6,746
Other operational income	2,657	(1,593)	(a)	1,064
Total operating revenue	377,392	(58,279)		319,113
Operating expenses:
Lease operating expenses	79,650	(11,644)	(a)	68,006
Transportation, processing and gathering expenses	27,760	(28,089)	(a)	(329)
Production taxes	3,148	(2,387)	(a)	761
Depreciation, depletion and amortization	220,079	(53,841)	(c)	166,238
Write-down of oil and gas properties	357,431	(325,835)	(c)	31,596
Accretion expense	40,229	(232)	(b)	39,997
Salaries, general and administrative expenses	58,928			58,928
Incentive compensation expense	13,475			13,475
Restructuring fees	29,597			29,597
Other operational expenses	55,453			55,453
Derivative expense, net	810			810
Total operating expenses	886,560	(422,028)		464,532
Loss from operations	(509,168)	363,749		(145,419)
Other (income) expenses:
Interest expense	64,458			64,458
Interest income	(550)			(550)
Other income	(1,439)			(1,439)
Other expense	596			596
Reorganization items	10,947			10,947
Total other expenses	74,012	—		74,012
Loss before income taxes	(583,180)	363,749		(219,431)
Provision (benefit) for income taxes:
Current	(5,674)			(5,674)
Deferred	13,080			13,080
Total income taxes	7,406	—		7,406
Net loss	$(590,586)	$363,749		$(226,837)

Basic loss per share	$(105.63)			$(40.57)
Diluted loss per share	$(105.63)			$(40.57)

Average shares outstanding	5,591			5,591
Average shares outstanding assuming dilution	5,591			5,591

See accompanying notes to the unaudited pro forma consolidated financial statements.

STONE ENERGY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

On February 27, 2017, Stone completed the sale of approximately 86,000 net acres in the Appalachian regions of Pennsylvania and West Virginia to EQT Corporation, through its wholly owned subsidiary EQT Production Company, referred to herein as the “Properties.” The net cash proceeds received from the sale totaled approximately $515.4 million, representing gross proceeds of $527.0 million adjusted by $4.5 million for preliminary purchase price adjustments for operations related to the Sold Properties after June 1, 2016, the effective date of the transaction. Estimated transaction costs associated with the sale are approximately $7.1 million.

The historical financial information has been derived from the historical audited consolidated financial statements of Stone included in the Annual Report on Form 10-K for the year ended December 31, 2016. The unaudited pro forma consolidated balance sheet was prepared as if the sale occurred as of December 31, 2016. The unaudited pro forma consolidated statement of operations was prepared as if the sale occurred as of January 1, 2016.

The pro forma adjustments are based on actual information and estimates made by management. These unaudited pro forma consolidated financial statements are provided for illustrative purposes only and do not purport to represent what Stone’s financial position or results of operations would have been if the sale of the Properties had occurred as presented, or to project Stone’s financial position or results of operations for any future periods. The pro forma adjustments related to the sale of the Properties are based on management’s best estimates as of the date of this Current Report on Form 8-K/A. Such pro forma adjustments are subject to change based on numerous factors, including the final purchase price adjustments and the final allocation of oil and gas properties to the Properties sold under the full cost method of accounting, and any such adjustments could be material.

Note 2 – Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet at December 31, 2016 reflects the following adjustments:

(a)
Adjustment for net cash proceeds of approximately $515.4 million, which represents the gross sales price of $527.0 million, less purchase price adjustments of $4.5 million and estimated transaction costs of $7.1 million.

(b)	Adjustment to eliminate the net carrying value allocated to the Properties.

(c)	Adjustment to eliminate the asset retirement obligations associated with the Properties.

(d)	Adjustment to record the estimated gain on the sale of the Properties as follows:

(in thousands)
Gross proceeds	$527,000
Add: Transfer of asset retirement obligations	8,410
Less: Purchase price adjustments	(4,529)
Transaction costs	(7,087)
Carrying value of properties sold	(304,068)
Gain on sale	$219,726

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 reflects the following adjustments:

(a)
Adjustment to revenue and direct operating expenses associated with the Properties. The pro forma remaining net credit in transportation, processing and gathering expenses includes a $7.9 million recoupment of prior period expenses against Federal royalties.

(b)	Adjustment to eliminate accretion expense attributable to asset retirement obligations associated with the Properties.

(c)	Adjustment to depreciation, depletion and amortization expense and write-down of oil and gas properties to reflect the sale of the Properties.

The above pro forma adjustments have no effect on income taxes as a result of the valuation allowance recorded with respect to Stone's deferred tax assets.